 EXHIBIT 10.1

EXCHANGE AGREEMENT

Exchange Agreement dated this 30th day of September, 2014, by and among DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), Del Mar Pharmaceuticals (BC) Ltd, a British Columbia corporation and wholly owned subsidiary of the Company (“DelMar BC”), and Valent Technologies, LLC, a California limited liability company (“Valent”).

W I T N E S S E T H:

WHEREAS, Valent is the holder of a note issued by DelMar BC, dated on or about February 5, 2011, in the original principal amount of $250,000, of which $278,530, including accrued interest of $28,530, is outstanding as of the date hereof (the “Note”); and

WHEREAS, the Company, DelMar BC and Valent desire to have Valent exchange the Note for shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), subject to the terms and conditions of this Agreement;

WHEREFORE, the parties do hereby agree as follows:

1.                  On the Closing Date, which will be on the date hereof, Valent shall exchange the Note, including all accrued interest thereon, for 278,530 shares of Series A Preferred Stock. On the Closing Date, the Company shall issue to Valent, in exchange for the Note, 278,530 shares of Series A Preferred Stock, and the Note will be deemed cancelled and all of DelMar BC’s obligations thereunder terminated. Within 5 business days of the Closing Date, (i) the Company will deliver or cause to be delivered to Valent, a certificate representing the shares of Series A Preferred Stock issuable pursuant to this Agreement, and (ii) Valent will return the original Note to DelMar BC, provided that, any failure by the Company to timely deliver such certificate, or of Valent to timely return the original Note, will not affect the closing hereunder, the cancellation of the Note, or Valent’s rights under the Series A Preferred Stock issuable under this Agreement, all of which will be deemed effective on the Closing Date.

2.                  Valent represents and warrants to the Company and DelMar BC that:

(a)                It has the right to enter into this Agreement, and this Agreement constitutes the valid, binding and obligation of Valent, enforceable in accordance with its terms.

(b)               It owns the Note free and clear of any liens, encumbrances, pledges, options or other rights of any kind and description.

(c)                It has not transferred or otherwise conveyed any portion of or interest in the Note.

(d)               It is an accredited investor and is acquiring the shares of Series A Preferred Stock pursuant to this Agreement for its own account, for investment and not with a view to the sale or distribution thereof.

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3.                  The Company and DelMar BC each represent and warrant to Valent that all necessary approval by the Company’s and DelMar BC’s board of directors have been obtained for the Company and DelMar BC to enter into this Agreement and perform their respective obligations hereunder, and this Agreement constitutes the valid, binding and enforceable obligation of the Company and DelMar BC. The Company represents and warrants to Valent that the shares of Series A Preferred Stock, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable and not issued in violation of any rights of any other person.

4.                  This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior or contemporaneous written or oral agreements, promises, representations, understandings, letters of intent and negotiations, between the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver and is signed by all of the parties, or, in the case of waiver, by the party granting the waiver.

5.                  This Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably consents to the jurisdiction of the federal and state courts situated in New York County, New York in any action that may be brought pursuant to this Agreement.

6.                  If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

7.                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute this Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DELMAR PHARMACEUTICALS, INC. By: /s/ Jeffrey Bacha Name: Jeffrey Bacha Title: President and CEO
DEL MAR PHARMACEUTICALS (BC) LTD. By: /s/ Jeffrey Bacha Name: Jeffrey Bacha Title: President and CEO VALENT TECHONOLOGIES, LLC By: /s Dennis Brown Name: Dennis Brown Title:

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